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                          AMENDED AND RESTATED BYLAWS

                                      OF

                         KENT ELECTRONICS CORPORATION
                                (the "Company")


                                   ARTICLE I

                                    Offices

     Section 1.1 Offices. The principal business office of the Company and the Company's other business offices may be at such locations within or without the State of Texas as the board of directors may from time to time establish.

                                  ARTICLE II

                                 Capital Stock

     Section 2.1 Certificate Representing Shares. Shares of the capital stock of the Company shall be represented by certificates in such form or forms as the board of directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the articles of incorporation. Such certificates shall be signed by the chairman of the board, the president or a vice president, and by the secretary or an assistant secretary, of the Company and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Company itself or an employee thereof, the signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company.

     Section 2.2 Stock Certificate Book and Shareholders of Record. Except as to any class of the Company's stock as to which it has appointed a transfer agent and registrar pursuant to Section 2.5, the secretary of the Company shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the number of certificates representing such
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shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of shareholders as they appear on the stock certificate book or the records of such transfer agent shall be the official list of shareholders of record of the Company for all purposes. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

     Section 2.3 Shareholder's Change of Name or Address. Each shareholder shall promptly notify the secretary of the Company, at its principal business office, by written notice sent by certified mail, return receipt requested, of any change in name or address of the shareholder from that as it appears upon the official list of shareholders of record of the Company. The secretary of the Company shall then enter such changes into all affected Company records, including, but not limited to, the official list of shareholders of record.

     Section 2.4 Transfer of Stock. The shares represented by any certificate of the Company are transferable only on the books of the Company by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The board of directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

     Section 2.5 Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

     Section 2.6 Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

     Section 2.7 Fractional Shares. Only whole shares of the common stock of the Company shall be issued. In case of any transaction by reason of which a fractional share of common stock might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the articles of incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount

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equal to the fair value of any fractional share of common stock as they may deem proper to avoid the issuance of any fractional share of common stock. The
Company may issue fractional shares of preferred stock.

                                  ARTICLE III

                               The Shareholders

     Section 3.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Company, at 2:00 p.m. local time, on the second Tuesday in August of each year commencing in the calendar year 1987, unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or at such other place and time as may be designated by the board of directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

     Section 3.2 Special Meetings. Except as otherwise provided by law or by the articles of incorporation, special meetings of the shareholders may be called by the chairman of the board of directors, the president, any one of the directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Company or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of Section 3.3.

     Section 3.3 Notice of Meetings - Waiver. Written or printed notice of each meeting of shareholders, stating the place, day and hour of any meeting, and in the case of a special shareholder's meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a shareholder of a written waiver of notice of any shareholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.

     Section 3.4 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to

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make a determination of shareholders for any other proper purpose, the board of directors of the Company may provide that the stock transfer books shall be closed for a stated period in no case to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least the ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in no case to be more than sixty (60) days nor, in the case of a meeting of shareholders, less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 3.5 Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to lawful inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

     Section 3.6 Quorum and Officers. Except as otherwise provided by law, by the articles of incorporation or by these bylaws, the holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law. The chairman of the board, or in his absence the president, of the Company shall preside at, and the secretary shall keep the records of, each meeting of shareholders, and in the absence of any such officer, his duties shall be performed

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by any other officer authorized by these bylaws or any person appointed by resolution duly adopted at the meeting.

     Section 3.7 Voting at Meetings. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except to the extent that the articles of incorporation, or bylaws of the Company or the laws of the State of Texas provide otherwise.

     Section 3.8 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

     Section 3.9  Balloting.   Upon the demand of any shareholder, the vote upon
any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

     Section 3.10  Prohibition of Cumulative Voting for Directors.   No
shareholder shall have the right to cumulative voting in the election of directors, but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

     Section 3.11 Record of Shareholders. The Company shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 3.12  Action Without Meeting.   Any action required by statute to
be taken at a meeting of the shareholders of the Company, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

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     Section 3.13  Notice of Shareholder Business.

     (a) At an annual meeting of the shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any shareholder of the Company who is a shareholder of record at the time of giving of the notice provided for in this Section 3.13, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.13. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) a representation that the shareholder is a holder of record of shares of the Company's capital stock entitled to vote at such meeting and intends to appear in person or by proxy to bring such matter before the meeting, (3) the name and address, as they appear on the Company's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (4) the class and number of shares of the Company which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, (5) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business and (6) a description of all arrangements and understandings between the shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (naming such person or persons) pursuant to which the proposal is to be made.

     (b) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted, and no proposal shall be acted upon, at the annual meeting except in accordance with the procedures set forth in this Section 3.13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business or a proposal was not properly brought before the meeting in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.13, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.13.

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                                  ARTICLE IV

                            The Board of Directors

     Section 4.1  Qualification and Number.

     (a) The property, business and affairs of the Company shall be managed and controlled by the board of directors and, subject to any restrictions imposed by law, by the articles of incorporation or by these bylaws, the board of directors may exercise all the powers of the Company. Directors need not be residents of Texas or shareholders of the Company absent provision to the contrary in the articles of incorporation or laws of the State of Texas.

     (b) The number of directors of the Company (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company, other than the common stock, which may at some time be outstanding, voting separately as a class or classes) shall be fixed at seven and may be increased, subject to
Section 7.2 of these bylaws, or decreased (provided that any decrease does not shorten the term of any incumbent director) from time to time by amendment of these bylaws. Such number shall, without the necessity of any amendment of this
Section 4.1(b), automatically be increased from time to time as may be necessary to permit the inclusion on the board of directors of any director elected by a separate vote of holders of any one or more classes or series of preferred stock of the Company, or any other class or series of stock of the Company, other than common stock, that are outstanding at the time of such increase.

     Section 4.2  Term, Removal and Vacancies.

     (a) The board of directors (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, voting separately as a class or classes) shall be divided into three classes, as nearly equal in number as possible as determined by the board of directors, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1990, one director of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and two directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders, the respective successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any increase in the number of directors elected by holders of common stock shall be apportioned among the classes of directors so as to make each class as nearly equal in number as is practicable.

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     (b)  Notwithstanding any other provision of the articles of incorporation or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the articles of incorporation or these bylaws), any director or the entire board of directors may be removed only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of all shares of stock of the Company entitled to vote at a meeting of shareholders, voting together as a single class. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the provisions of this Section 4.2(b) shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock.

     (c) Any vacancies in the board of directors, for any reason, and any newly created directorships resulting from any increase in the number of directors (to the extent permitted by law) shall be filled by the board of directors, acting by not less than a majority of the directors then in office, even if less than a quorum (which majority may consist of a sole remaining director). Any directors so chosen to fill any such vacancies or newly created directorships shall, unless otherwise required by law, hold office until the next election of the class for which such directors shall have been chosen and until their respective successors shall be duly elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Company or any other class or series of stock of the Company other than the common stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Company, the provisions of this Section 4.2(c) shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock.

     Section 4.3 Vacancies. Any vacancy occurring in the board of directors may be filled by the vote of a majority of the remaining directors, even if such remaining directors comprise less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the board of directors to be filled by reason of an increase in the number of directors shall be filled by either
(i) election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose or (ii) election by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     Section 4.3A  Nominations.

     (a) Subject to the rights of holders of any series of preferred stock or any other class of capital stock of the Company (other than common stock) then outstanding, only persons who are nominated in accordance with the procedures set forth in this Section 4.3A shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the Company may be

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made at a meeting of shareholders (i) by or at the direction of the board of directors, (ii) by or at the direction of a committee of the board of directors to which the board of directors has delegated the authority to make such nominations, or (iii) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 4.3A, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 4.3A. Such nominations, other than those made by or at the direction of the board of directors or a committee of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed to, postage prepaid, and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made), and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the proposed nominee,
(B) the principal occupation or employment of the proposed nominee, (C) the class and number of shares of capital stock of the Company which are beneficially owned by the proposed nominee, (D) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (E) all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and (F) the written consent of the proposed nominee to serve as a director of the Company if so elected; (2) as to the shareholder giving the notice (A) the name and address, as they appear on the Company's books, of such shareholder, (B) a representation that the shareholder is a holder of record of shares of the Company's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the proposed nominee or nominees specified in the notice and (C) the class and number of shares of the Company which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (3) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     (b) No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Section 4.3A. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 4.3A, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding

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the foregoing provisions of this Section 4.3A, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 4.3A.

     Section 4.4 Regular Meetings. Regular meetings of the board of directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the board of directors shall determine. No notice of any kind of such regular meetings needs to be given to either old or new members of the board of directors.

     Section 4.5 Special Meetings. Special meetings of the board of directors shall be held at any time by call of the chairman of the board, the president, or a majority of the directors. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or in person, by telegraph or telephone at least one day before such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 4.6 Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of the directors present at a meeting at which a quorum is present shall be required in order to constitute the act of the board of directors, unless the act of a greater number shall be required by law, by the articles of incorporation or by these bylaws.

     Section 4.7 Procedure at Meetings. The board of directors, at each regular meeting held immediately following the annual meeting of shareholders, may appoint one of their number as chairman of the board of directors, to preside at all meetings of the board of directors. In the event of failure to designate a chairman of the board, or in his absence, the president of the Company, if a director, shall perform the functions of the chairman of the board and shall preside at meetings of the board. In the absence of the designated chairman or the president of the Company, at any meeting, any officer authorized by these bylaws to act in the absence of the president, who is a director, or any member of the board selected by the members present shall preside. The secretary of the Company shall act as secretary at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the board of directors, the business shall be transacted in such order as the board may from time to time determine.

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     Section 4.8  Presumption of Assent.  Any director of the Company who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 4.9 Action Without a Meeting. Any action required by statute to be taken at a meeting of the directors of the Company, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

     Section 4.10 Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the board of directors, may receive a fixed sum and reimbursement for attendance at each regular or special meeting of the board of directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following Section 4.11; but nothing herein shall preclude any director from serving the Company in any other capacity or receiving compensation therefor.

     Section 4.11 Executive Committee. The board of directors, by resolution adopted by a majority of the full board of directors, may designate an executive committee, which committee shall consist of one or more of the directors of the Company. Such executive committee may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may, by resolution duly adopted, delegate to it except as prohibited by law.
The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceeds of the executive committee shall be placed in the minute book of the Company. Members of the executive committee shall receive such compensation as may be approved by the board of directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on the executive committee.

     Section 4.12 Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may appoint one or more committees of two or more directors each. Such committees may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may, by resolution duly adopted, delegate, except as prohibited by law. The designation of any committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any

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responsibility imposed on it or him by law. Any member of a committee may be removed at any time by the board of directors. Members of any such committees shall receive such compensation as may be approved by the board of directors and will be reimbursed for reasonable expenses actually incurred by reason of membership on a committee.

                                   ARTICLE V

                                   Officers

     Section 5.1 Number. The officers of the Company shall consist of a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the board of directors. In its discretion, the board of directors may leave unfilled any office except those of president, treasurer and secretary.

     Section 5.2 Election; Term; Qualification. Officers shall be chosen by the board of directors annually at the meeting of the board of directors following the annual shareholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

     Section 5.3 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 5.4 Vacancies. Any vacancy in any office for any cause may be filled by the board of directors at any meeting.

     Section 5.5 Duties. The officers of the Company shall have such powers and duties, except as modified by the board of directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the board of directors and by these bylaws.

     Section 5.6 The Chairman of the Board. The chairman of the board shall be the chief executive officer and shall have general direction of the affairs of the Company and general supervision over its several officers, subject however, to the control of the board of directors. He shall at each annual meeting, and from time to time, report to the shareholders and to the board of directors all matters within his knowledge which, in his opinion, the interest of the Company may require to be brought to the notice of such persons. He may sign, with the secretary or an assistant secretary, any or all certificates of stock of the Company. He shall preside at all meetings of the shareholders, and, in the absence of a chairman, at meetings of the board of directors, shall sign

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and execute in the name of the Company (i) all contracts or other instruments authorized by the board of directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to Section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the board or by these bylaws to some other officer or agent of the Company; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors or as are prescribed by these bylaws.

     Section 5.7 The President. The president shall be the chief operating officer of the Company. The president shall, in the absence or disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board and shall perform such other duties and have such other powers as the board of directors may form time to time prescribe. The president may sign certificates of stock of the Company.

     Section 5.8 The Vice Presidents. At the request of the president, or in his absence or disability, the vice presidents, in the order of their election, shall perform the duties of the president, and, when so acting shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the board of directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Company.

     Section 5.9 Secretary. The secretary shall keep the minutes of all meetings of the shareholders, of the board of directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the board of directors or the president from time to time may assign to or confer on him.

     Section 5.10 Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the Company, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

     Section 5.11 Assistant Officers. Any assistant secretary or assistant treasurer appointed by the board of directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

     Section 5.12 Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

     Section 5.13 Bonds of Officers. The board of directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the board of directors.

     Section 5.14 Delegation. The board of directors may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

                                  ARTICLE VI

                                 Miscellaneous

     Section 6.1 Dividends. Dividends on the outstanding shares of the Company, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Company in cash, in property, or in the Company's own shares, but only out of the unreserved and unrestricted earned surplus of the Company, except as otherwise allowed by law.

     Subject to limitations upon the authority of the board of directors imposed by law or by the articles of incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the board of directors.

     Section 6.2 Contracts. The chairman of the board and the president shall have the power and authority to execute, on behalf of the Company, contracts or instruments in the usual and regular course of business, and in addition the board of directors may authorize any officer or officers, agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized by the board of directors or by these bylaws,

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

no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

     Section 6.3 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or employees of the Company as shall from time to time be authorized pursuant to these bylaws or by resolution of the board of directors.

     Section 6.4 Depositories. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks or other depositories as the board of directors may from time to time designate, and upon such terms and conditions as shall be fixed by the board of directors. The board of directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

     Section 6.5 Endorsement of Stock Certificates. Subject to the specific directions of the board of directors, any share or shares of stock issued by a corporation and owned by the Company, including reacquired shares of the Company's own stock, may, for sale or transfer, be endorsed in the name of the Company by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

     Section 6.6 Corporate Seal. The corporate seal, if any, shall be in such form as the board of directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Company.

     Section 6.7 Fiscal Year. The fiscal year of the Company shall begin and end on such dates as the board of directors at any time shall determine.

     Section 6.8 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 6.9 Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the chairman of the board, the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 6.10  Indemnification of Directors  and Officers and Insurance.

     (a) The Company shall, to the maximum extent permissible under applicable provisions of the Texas Business Corporation Act, pay, reimburse or otherwise indemnify any present or former director or officer of the Company in respect of any costs or expenses incurred by that person in any action, suit or proceeding to which the officer is made a party by reason of holding such position or any other position held by such person at the request of the Company.

     (b) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by that person in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify such person against such liability under this Article.

     (c) Any indemnification of a director or an officer of the Company in accordance with this Article shall be reported in writing to the shareholders when and as required by applicable provisions of the Texas Business Corporation Act.

     Section 6.11 Meetings by Telephone. Subject to the provisions required or permitted by these bylaws or the laws of the State of Texas for notice of meetings, shareholders, members of the board of directors, or members of any committee designated by the board of directors may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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

                                  ARTICLE VII

                                  Amendments

     Section 7.1 Amendments. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by a majority of the board of directors at any duly held meeting of directors or by the holders of a majority of the shares represented at any duly held meeting of shareholders provided that notice of such proposed action shall have been contained in the notice of any such meeting.

     Section 7.2 Restrictions on Amendments. Notwithstanding any other provisions of these bylaws and in addition to any requirements of the provisions of any class or series of stock of the Company that may be outstanding, no amendment to these bylaws shall amend, alter, change or repeal any of the provisions of this Section 7.2 or Section 3.13, Section 4.2 or Section 4.3A of these bylaws, nor shall any amendment increase the number of directors provided in accordance with Section 4.1(b) of these bylaws, unless such amendment, alteration, change or repeal shall receive either (a) the affirmative vote of the holders of not less than eighty percent (80%) of all shares of stock of the Company entitled to vote at a meeting of shareholders, voting together as a single class; or (b) the affirmative vote of a majority of directors in office.

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